UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2012

Arena Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31161	23-2908305
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6154 Nancy Ridge Drive, San Diego, California 92121

(Address of principal executive offices) (Zip Code)

858.453.7200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this report, “Arena Pharmaceuticals,” “Arena,” “Company,” “we,” “us” and “our” refer to Arena Pharmaceuticals, Inc., unless the context otherwise provides.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 13, 2012, the Compensation Committee of our Board of Directors amended the Annual Incentive Plan for our executive officers to increase the participants’ incentive targets, which are expressed as a percentage of annual base salary. The modified incentive targets will first be applicable for potential bonuses for the year ending December 31, 2013.

All of our executive officers participate in the plan, and the following table lists our named executive officers and the modified incentive targets:

Individual	Incentive Target

Jack Lief, President and Chief Executive Officer	65%
Dominic P. Behan, Ph.D., Executive Vice President and Chief Scientific Officer	50%
Robert E. Hoffman, Senior Vice President, Finance and Chief Financial Officer	50%
William R. Shanahan, Jr., M.D., Senior Vice President and Chief Medical Officer	50%
Steven W. Spector, Executive Vice President, General Counsel and Secretary	50%

Attached hereto as Exhibit 10.1 is the Annual Incentive Plan, as amended.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1 Annual Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2012	Arena Pharmaceuticals, Inc.

	By:	/s/ Steven W. Spector
Steven W. Spector
Executive Vice President, General Counsel and
Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Annual Incentive Plan